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                                                                   Exhibit 10.16


                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") dated as of June 28, 2001 (the "Agreement") by and among DISCOVERY TOYS, L.L.C., a New Jersey limited liability company, having its principal office at 330 South Street, Morristown, New Jersey 07962-1975 ("DT, LLC"), AVON PRODUCTS, INC., a New York corporation, having its principal office at 1345 Avenue of the Americas, New York, New York 10105 ("Avon"), DISCOVERY TOYS, INC., a California corporation, having its principal office at 6400 Brisa Street, Livermore, California 94550 (the "Company") and WILLIAM S. WALSH, located at 330 South Street, Morristown, New Jersey 07962-1975 ("Walsh").

                                    RECITALS:

         A. Avon owns beneficially and of record 49,140 of the issued and outstanding shares of capital stock of the Company (the "Avon Shares"). The Company has determined to purchase, and Avon has agreed to sell, the Avon Shares, upon the terms and subject to the conditions set forth in this Agreement. As of the date hereof, there are 475,020 shares of Common Stock of the Company (the "Common Stock") issued and outstanding.

         B. Discovery Toys has issued its note to Avon in principal amount outstanding on the date hereof of $3,500,000 due on January 15, 2006 (the "Avon Note"). In consideration for the purchase of the Avon Shares and other good and valuable consideration, the Company has agreed to change the maturity of the Avon Note to June 30, 2003 and amend other terms of the Avon Note.

         C. Walsh and DT, LLC are parties to this Agreement for the purpose, together with the Company, of indemnifying and holding Avon harmless in connection with any claim that may be asserted in connection with the purchase by the Company from Avon of the Avon Shares and the Shareholder Distribution (hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

         ARTICLE 1.  PURCHASE OF AVON SHARES, AMENDED NOTE.

         1.1 PURCHASE OF SHARES. Avon hereby transfers and delivers to the Company, and the Company does hereby purchase all right, title and interest to, the Avon Shares duly endorsed in the blank and accompanied by stock powers duly executed by Avon, free and clear of all liens, charges and encumbrances, for a purchase price of $1,455,555.00 (the "Purchase Price"). The Purchase Price has been wire transferred to the following account of Avon:

         Account Title:             Avon Products, Inc.
         Bank:                      Citibank, N.A.

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         ABA No.:                   021-000-089
         Account No.:               4068-2421

         1.2 CONSENT. (a) Avon in its capacity as a creditor of the Company hereby agrees and consents to the proposed distribution by the Company to its shareholders following the repurchase of the Avon Shares of approximately $4,544,445 ( the "Shareholder Distribution"), should the Board of Directors of the Company determine to make such a distribution.

         (b) The Stockholders (as defined in the Stockholders Agreement dated as of January 16, 1999 among the Company and the Stockholders named therein (the "Stockholders Agreement")) a party to this Agreement, representing a majority of the issued and outstanding Common Stock of the Company, hereby expressly consent to the sale and transfer by Avon of the Avon Shares to the Company on the terms set forth in this Agreement. Each of the Stockholders a party to this Agreement hereby waive the provisions of Section 10 of the Stockholders Agreement requiring the Purchase Price (as defined in the Stockholders Agreement) of any Common Stock at the time of the offer or deemed offer for sale be determined by a qualified independent appraiser selected by the offeror Stockholder and further consent to the Purchase Price to be paid for the Avon Shares as provided by this Agreement.

         1.3 NOTE. The Company has executed and delivered to Avon an Amended Promissory Note substantially in the form attached hereto as Exhibit 1.3 (the "Amended Note") against receipt of the Note of the Company executed and delivered January 15, 1999 in the principal amount of $3,500,000 (the "1999 Note"). The Amended Note amends, among other things, the maturity date and the subordination provisions of the 1999 Note. By executing and delivering, and by accepting, the Amended Note, respectively, each of Avon and the Company agrees to the amendments made to the provisions of the 1999 Note set forth in Exhibit
1.3 hereto. The Company acknowledges that, to the date hereof, no interest has been paid on the 1999 Note and that all accrued and unpaid interest on the 1999 Note remains due under the Amended Note and, together with interest that accrues after the date hereof on the Amended Note, shall be payable on the maturity date thereof.

         1.4 OTHER INDEBTEDNESS. Avon agrees that the Company's indebtedness to PNC Bank, N.A. ("PNC") under the working capital facility extended on the date hereof by PNC to the Company is Senior Debt as defined in the Amended Note. No Senior Debt, other than this working capital facility with PNC, or with another lender on substantially the same terms and conditions as the PNC facility, in either case in an aggregate amount not to exceed $7,000,000, shall be incurred by the Company without Avon's prior written consent. Loans to or from the Company with any affiliated entity, including but not limited to DT, LLC, shall be subject to Avon's prior written consent.

         ARTICLE 2.  REPRESENTATIONS OF THE COMPANY.

         The Company represents and warrants to Avon as follows:

         2.1 CORPORATE POWER. The Company is duly organized, validly existing and in good standing under the laws of the State of California.
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         2.2 AUTHORITY; VALID AND BINDING. The Company has the power, authority and legal right to enter into and execute this Agreement and the Amended Note and the Company's execution, delivery and performance of its obligations under this Agreement and the Amended Note have been authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement, and the Amended Note constitutes a valid and binding obligation, of the Company, enforceable against the Company in accordance with their respective terms.

         2.3 COMPANY FINANCIAL STATEMENTS. All financial statements of the Company delivered to Avon are complete, correct, present fairly the financial condition of the Company, except as disclosed on Schedule 2.3(a), reflect every liability (whether direct or contingent) and there has been no material adverse change in the financial condition of the Company since the financial statements dated March 31, 2001. Attached hereto as Schedule 2.3(b) is a complete list of the outstanding accounts payable of the Company and the amount of the PNC Minimum Loan balance as of the date set forth on the schedule.

         2.4 LITIGATION. There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against the Company or affecting any of its properties or assets.

         2.5 NO REGISTRATION. Registration of the offer and sale of the Avon Shares to the Company is exempt from the registration requirements of the U.S. Securities Act of 1933, as amended, and the purchase of the Avon Shares by the Company does not contravene the legend placed on the Avon Shares pursuant to
Section 18 of that certain Stockholders Agreement dated as of January 16, 1999 among the Company and the Stockholders named therein.

         ARTICLE 3.  REPRESENTATIONS BY THE COMPANY, DT, LLC AND WALSH.

         3.1 REPRESENTATIONS. Each of the Company, DT, LLC and Walsh represents and warrants to Avon that the execution and delivery by them of this Agreement and the performance by them of their respective obligations hereunder or of the transactions contemplated hereby will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, or any agreement or instrument binding upon any of them, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of them.

         ARTICLE 4.  INDEMNIFICATION.

         4.1 INDEMNIFICATION. Each of the Company, DT, LLC and William S. Walsh (the "Indemnifying Parties") covenant and agree that they will jointly and severally indemnify and hold Avon and its officers, directors, employees and stockholders (collectively, the "Indemnified Party") at all times harmless from and against any claim asserted against (including reasonable attorneys' fees and other reasonable costs of defense) or loss incurred by the Indemnified Party caused by or arising out of or in connection with (i) the purchase by the Company from Avon of the Avon Shares, including but not limited to the distribution of the Purchase Price to Avon in connection therewith, (ii) the Shareholder Distribution or (iii) any breach by any of them of any representation or warranty given herein or any other provision of this Agreement. The Indemnified Party may assert a claim that it is entitled to, or may become entitled to,

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indemnification under this Agreement by giving written notice of its claim to the Indemnifying Parties, providing reasonable details of the facts giving rise to the claim and a statement of the Indemnified Party's loss in connection with the claim, to the extent such loss is then known to the Indemnified Party. In the case of any suit by a creditor of the Company, the Indemnifying Parties shall control the defense of the suit, and shall be fully responsible for the costs of counsel related thereto. The Indemnifying Party shall consult with the Indemnified Party with respect to the suit upon the Indemnified Party's reasonable request for consultation, and the Indemnified Party may, at its expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the Indemnifying Party. All parties shall provide reasonable cooperation in the defense of the suit.

         4.2 SETTLEMENT OR COMPROMISE. Any proposed settlement or compromise of a claim may not be made without the Indemnified Party's consent, which shall not be unreasonably withheld or delayed; provided, that such settlement or compromise completely resolves such claim against the Indemnified Party without any liability of the Indemnified Party for such claim. If consent is unreasonably withheld, the Indemnified Party shall pay or reimburse the Indemnifying Party for the amount of any award or settlement over the rejected settlement or compromise. Any settlement or compromise of any suit by either the Indemnifying Party or the Indemnified Party entered into in compliance with this
4.2 shall also be binding on the other parties in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise.

         ARTICLE 5. MISCELLANEOUS.

         5.1. FURTHER ASSURANCES. Avon and the Company hereby agree to execute and deliver such other documents and instruments, and take such other actions, as may be necessary or desirable in order to consummate and implement the transactions contemplated by this Agreement.

         5.2. PARTIES-IN-INTEREST; ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. No party to this Agreement may assign its rights and obligations under this Agreement.

         5.3. GOVERNING LAW. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         5.4. AMENDMENT AND MODIFICATION. The parties may amend, modify and supplement this Agreement only by a writing signed by all parties.

         5.5. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and delivered personally or sent by express overnight or certified mail, postage prepaid, or by facsimile transaction:


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                  If to the Company:

                           Discovery Toys, Inc.
                           6400 Brisa Street
                           Livermore, California 94550
                           Attention:  James Cascino, Chief Executive Officer
                           Facsimile:  (707) 747-2193

                  if to DT, LLC or Walsh:

                           Discovery Toys, L.L.C.
                           330 South Street
                           Morristown, New Jersey 07962
                           Attention:  Anthony R. Calandra, Manager
                           Facsimile:  (973) 540-9246

                  with a copy to:

                           Gibbons, Del Deo, Dolan, Griffinger & Vecchione A Professional Corporation
                           One Riverfront Plaza
                           Newark, New Jersey 07102-5497
                           Attention:  Lawrence A. Goldman, Esq.
                           Facsimile:  (973) 639-6283

                  if to Avon:

                           Avon Products, Inc.
                           1345 Avenue of the Americas
                           New York, New York  10105
                           Attention: Dennis Ling, Group Vice President-Finance
                                      & Treasurer
                           Facsimile: (212) 282-6116

                  with a copy to:

                           Avon Products, Inc.
                           1345 Avenue of the Americas
                           New York, New York  10105
                           Attention: Gilbert L. Klemann, II, Esq., Senior Vice
                                      President, General Counsel & Secretary
                           Facsimile: (212) 282-6225

or to such other persons or addresses as may be designated in writing by the party to receive such notice.
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         5.7. EXPENSES. Each of the parties shall bear its own expenses
(including, without limitation, the expenses of its accountants, counsel and other agents) in connection with the transactions contemplated hereby.

         5.8. ENTIRE AGREEMENT. This Agreement (including the Exhibit and Schedule hereto) and the Amended Note constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein or therein.

         5.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.10. CAPTIONS. The article, section and paragraph captions herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         5.11 SURVIVAL. Article 4 and Section 1.4 shall survive the termination of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            DISCOVERY TOYS, INC.


                                            BY
                                              ----------------------------------
                                              Name:  James M. Cascino
                                              Title: Chief Executive Officer


           NUMBER OF SHARES OF               DISCOVERY TOYS, L.L.C.
           COMMON STOCK OWNED
           ------------------

                 216,216
                                             By:
                                                --------------------------------
                                             Name:  Anthony R. Calandra
                                             Title: Manager


                  49,140                     AVON PRODUCTS, INC.


                                             -----------------------------------
                                             Name:
                                             Title:


                                             -----------------------------------
                  54,054                     WILLIAM S. WALSH


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                                                                     Exhibit 1.3

                             AMENDED PROMISSORY NOTE
                             -----------------------

$3,500,000.00                                                      JUNE 28, 2001


         FOR VALUE RECEIVED, DISCOVERY TOYS, INC., a California corporation ("Payor") promises to pay to the order of AVON PRODUCTS, INC., a New York corporation or subsequent holder of this Note ("Payee"), at its offices at 1345 Avenue of the Americas, New York, New York 10105 or at such other address as Payee may specify, in lawful money of the United States of America, the sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00), with interest from January 15, 1999 on the unpaid principal balance at the rate of four and sixty-four one-hundredths of one percent (4.64%) per annum compounded annually. This Note is the Note referred to in Sections 6.2(k) and 6.4(f) and certain other sections of that certain Stock Transfer Agreement dated as of January 15, 1999 among Discovery Toys, L.L.C., a New Jersey limited liability company (the "LLC"), Payor and Payee (the "Transfer Agreement") and in Section 1.3 of that certain Agreement dated as of June 28, 2001 among the Payor, Avon Products, Inc. and the stockholders of the Company named therein. This Note amends that Note of Payor in the principal amount of $3,500,000 dated January 15, 1999.

         The principal and all accrued and unpaid interest on this Note shall be payable on the earliest to occur of (i) June 30, 2003; (ii) the sale or transfer of all or substantially all of the assets of Payor, or fifty percent (50%) or more of the fully diluted outstanding capital stock of Payor (the "Company Shares") other than a transfer of fifty percent (50%) or more of the outstanding capital stock of Payor to dreamlife, inc. or (iii) the sale or transfer of fifty percent (50%) or more of the membership interests of the LLC outstanding on January 15, 1999 to entities not 50% or more owned directly or indirectly by the owner on January 15, 1999 of the membership interests of the LLC.

         Each of the following events shall constitute an Event of Default (an "Event of Default") under this Note:

                  (a) Failure of Payor to pay any amount due and payable under this Note when due, whether at the time scheduled for payment thereof or by reason of acceleration thereof or otherwise;

                  (b) Payor shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator on any material part of its property; (ii) admit in writing its inability to pay debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors or take advantage of any bankruptcy, insolvency, readjustment of debt, dissolution or liquidation law, or an answer admitting the material

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allegations of a petition filed against it in any proceeding under any such law;
or (vi) take any action for the purpose of effectuating any of the foregoing;
and

                  (c) Any order, judgment or decree shall be entered, without Payor's application, approval or consent, by any court of competent jurisdiction, approving a petition seeking reorganization of Payor or of all or a substantial part of its assets, or appointing a receiver, custodian, trustee, intervenor or liquidator therefor, or such a petition seeking reorganization or liquidation shall be filed against Payor and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

         Upon the occurrence of an Event of Default hereunder, at the option of
Payee: (i) Payee may declare this Note immediately due and payable in full, as to principal, interest and any other sums payable hereunder, whereupon all such sums shall be and become immediately due and payable in full; and (ii) Payee shall be entitled to exercise forthwith against Payor any and all rights and remedies that may otherwise be available to Payee hereunder and at law or in equity.

         This Note, and any payments due hereon, shall be subordinate to Senior Debt, now or hereafter existing, of Payor (as hereinafter defined). "Senior Debt" shall mean and include the outstanding principal of, premium, if any, and interest on all indebtedness of Payor (i) to PNC Bank, National Association ("PNC Bank"), as agent for the lenders, under the working capital facility extended by PNC Bank, as lender and as agent for the lenders, to Payor, on the terms and conditions available under such facility and up to the maximum amount of $7,000,000, as proposed to be amended; or (ii) to other lenders under any substitute working capital facility available to Payor on substantially the same terms and conditions as the PNC facility described above and up to an aggregate maximum amount of $7,000,000 for all such lenders; and any renewal, extensions or deferrals of any such indebtedness. In the event of the distribution of assets of Payor upon liquidation, dissolution, or reorganization of Payor, then principal, interest, or premium on Senior Debt shall be paid before any payment is made to Payee. In the event the Note is declared due and payable before its stated maturity, no payment shall be made to Payee until principal, interest, and premium on Senior Debt shall have been paid in full.

         No remedy conferred upon or reserved or available to Payee shall be exclusive of any other remedy or remedies available to him, but each and every remedy shall be cumulative and shall be in addition to every such remedy now or hereafter existing at law or in equity. No delay or omission on the part of Payee to exercise any right or power arising upon the occurrence of any Event of Default shall impair any right or power of Payee or be construed to be a waiver by Payee of such Event of Default. Any right or power of Payee may be exercised from time to time and as often as may be deemed expedient by it.

         Payor hereby: (i) waives demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, and all other notices and diligence in collecting this Note; and (ii) agrees that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute suit or exhaust rights against Payor.
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                  Payor agrees to pay Payee's reasonable expenses to obtain, enforce or liquidate payment or performance of any of Payor's obligations under this Note, which expenses shall include reasonable attorneys' fees and expenses incurred by Payee.

         No waiver or modification of the terms of this Note shall be valid unless in writing signed by each of Payee and Payor and then only to the extent therein set forth.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         This Note shall be binding upon the Payor and its respective successors and assigns, and shall be enforceable by Payee, its successors, assigns or subsequent holders of this Note.

                  IN WITNESS WHEREOF, Payor has executed and delivered this Note to be effective as of the day and year first above-written.

                                                 DISCOVERY TOYS, INC.


                                                 By:
                                                    ----------------------------
                                                 Name:  James M. Cascino
                                                 Title: Chief Executive Officer
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                                 SECTION 2.3(A)
                                 --------------

                             UNDISCLOSED LIABILITIES

                  Janice Mazibrook, a former V.P. of Sales who was terminated on May 24, 2001, has threatened various claims relating to her termination and seeks damages in the amount of $875,000. Such claims may result in a liability to the Company. The Company has insurance relating to this type of claim in the amount of $10,000,000 per occurrence, subject to a $50,000 deductible. The Company has made a claim under the insurance policy.


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                                 SECTION 2.3(B)
                                 --------------

                        Outstanding Accounts Payable and
                            PNC Minimum Loan Balance